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EXHIBIT 10.33

FOURTH AMENDMENT TO CREDIT AGREEMENT

    THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Fourth Amendment") is entered into as of November 13, 2000 among Covance Inc. (the "Borrower"), certain of the Borrower's Subsidiaries (individually a "Guarantor" and collectively the "Guarantors"), the Lenders party to the Credit Agreement defined below (the "Lenders"), Bank of America, N.A., formerly NationsBank, N.A., as Administrative Agent (the "Administrative Agent") and Wachovia Bank, N.A., successor by merger to Wachovia Bank of Georgia, N.A., as Syndication Agent (the "Syndication Agent"; the Administrative Agent, together with the Syndication Agent, may be referred to herein as the "Agents"). Capitalized terms used herein and not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

RECITALS

    WHEREAS, the Borrower, the Guarantors, the Lenders, the Administrative Agent and the Syndication Agent are parties to a Credit Agreement dated as of November 26, 1996 (as previously amended and as further amended, modified, supplemented or restated from time to time, the "Credit Agreement");

    WHEREAS, the Borrower has requested that the Lenders consent to an amendment of certain provisions of the Credit Agreement; and

    WHEREAS, the Lenders executing below have agreed to such amendment of the Credit Agreement on the terms and subject to the conditions contained in this Fourth Amendment.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. AMENDMENTS

    1.1 The definition of "Applicable Percentage" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      "Applicable Percentage" means (a) for Eurocurrency Loans and Letter of Credit Fees, 2.00% and (b) for Facility Fees, 0.50%.

    1.2 The definition of "Fifty Million Credit Agreement" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      "Fifty Million Credit Agreement" means that certain Credit Agreement dated as of June 28, 2000 among the Borrower, the Guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent, as amended by that certain First Amendment to Credit Agreement dated as of November 13, 2000 and as further amended, modified, supplemented, extended or restated from time to time.

    1.3 The definition of "Permitted Acquisition" in Section 1.1 of the Credit Agreement is hereby deleted.

    1.4 The definition of "Permitted Investments" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials and general intangibles (to the extent such general intangible is not a Capital Expenditure) acquired in the ordinary course of business, (d) Investments in the Borrower or a Subsidiary of the Borrower, (e) loans to directors, officers or employees in the ordinary course of business for reasonable business expenses, not to exceed in the aggregate $5,000,000 at any one time, (f) the investments existing on the date hereof, as set forth on Schedule 8.7, (g) Investments in Capital Expenditures, (h) contributions or allocations of the Borrower's capital stock to any of the Benefits Plans, (i) as long as no Default or Event of Default exists and is continuing, additional Investments, if any, pursuant to (A) the Benefits Plans of the type referred to in subsection (a) and (b) of the definition of "Benefit Plans", (B) the Benefits Plans of the type referred to in subsections (c), (d), (e) and (f) of the definition of "Benefits Plans" in an aggregate amount not to exceed $50,000,000 during the term of this Credit Agreement and (C) the Rights Plan in an aggregate amount not to exceed $2,000,000, and (j) received as consideration in connection with an asset sale permitted pursuant to Section 8.5; provided, however, "Permitted Investments" shall not include any Investment consisting of the acquisition of all of the capital stock of another Person or all or substantially all of the assets of another Person.

    1.5 The definition of "Pro Forma Basis" in Section 1.1 of the Credit Agreement is hereby deleted.

    1.6 Section 3.3(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      (b) Mandatory Prepayments.

    ************

    (ii)
    Asset Dispositions. Within two Business Days after the closing of any Asset Disposition, (A) the Borrower shall prepay the Loans and the loans outstanding under the Fifty Million Credit Agreement, on a pro rata basis (determined based on the amount of obligations outstanding thereunder on the date of such Asset Disposition), in an aggregate amount equal to 100% of the Net Cash Proceeds of such Asset Disposition and (B) the Revolving Committed Amount and the FMCA Revolving Committed Amount shall be reduced, on a pro rata basis (determined based on the amount of the Revolving Committed Amount and the FMCA Revolving Committed Amount on the date of such Asset Disposition), by an aggregate amount equal to 100% of the Net Cash Proceeds of such Asset Disposition.

    1.7 Section 6.16 of the Credit Agreement is hereby amended by deleting the phrase "and after giving effect to any Permitted Acquisition" in the third sentence of such Section.

    1.8 Section 7.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

    7.2 Financial Covenants.

      (a) Leverage Ratio. The Leverage Ratio, as of the end of each fiscal quarter of the Borrower for the twelve month period ending on such date, shall be less than or equal to:

    (i)
    On June 30, 2000 and September 30, 2000, 3.0 to 1.0;

    (ii)
    On December 31, 2000, 3.25 to 1.0; and

    (iii)
    On March 31, 2001 and on the last day of each fiscal quarter of the Borrower thereafter, 2.75 to 1.0.

      (b) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the end of each fiscal quarter of the Borrower for the twelve month period ending on such date, shall be greater than or equal to:

    (i)
    On June 30, 2000 and September 30, 2000, 2.0 to 1.0;

    (ii)
    On December 31, 2000 and March 31, 2001, 1.4 to 1.0; provided, however, if at any time during such fiscal quarters the Borrower sells Covance Pharmaceutical Packaging

      Services Inc. and/or all or substantially all of its assets, the required Fixed Charge Coverage Ratio level shall be reduced to 1.25 to 1.0; provided further, however, if at any time during such fiscal quarters the Borrower sells its phase III clinical business, the required Fixed Charge Coverage Ratio level shall be increased to 1.75 to 1.0 and shall remain at such level notwithstanding any subsequent Asset Dispositions;

    (iii)
    On June 30, 2001, 1.75 to 1.0; and

    (iv)
    On September 30, 2001 and on the last day of each fiscal quarter of the Borrower thereafter, 2.25 to 1.0.

    1.9 A new Section 7.16 is hereby added to the Credit Agreement to read as follows:

    7.16 Sale of Pharmaceutical Packaging Services Business.

    On or before December 31, 2000, the Administrative Agent shall have received evidence that the Borrower has entered into a definitive agreement for the sale of the pharmaceutical packaging services business of the Borrower and its Subsidiaries (which sale may be consummated through one or more mergers or stock or asset sales).

    1.10 Section 8.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

    8.5 Sale or Lease of Assets.

    No Credit Party will, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold), and securities, other than (a) any inventory sold or otherwise disposed of in the ordinary course of business; (b) the sale, lease, transfer or other disposal by a Credit Party (other than the Borrower) of any or all of its assets to the Borrower or to another Credit Party; (c) obsolete, slow-moving, idle or worn-out assets (including inventory) no longer used or useful in its business; (d) the transfer of assets which constitute a Permitted Investment; (e) the lease of assets as provided in the Lease; (f) any issuance of capital stock by the Borrower to an employee of a Credit Party in connection with the exercise by such employee of an employee stock option; or (g) such other transfer of assets if (i) such transfer is for fair market value, (ii) at the time of such transfer no Default or Event of Default exists and is continuing, (iii) as a result of such transfer no Material Adverse Effect would occur or be reasonably likely to occur, and (iv) the Net Cash Proceeds from such transfer are used to prepay Loans in accordance with the terms of Section 3.3(b)(ii).

    1.11 Section 8.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

    8.8 Restricted Payments.

    No Credit Party will, directly or indirectly, nor will it permit its Subsidiaries to, (a) declare or pay any dividends or make any other distribution upon any shares of its capital stock of any class (each such dividend or distribution a "Dividend Restricted Payment") or (b) purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its capital stock of any class or any warrants or options to purchase any such shares (each such repurchase, redemption, acquisition or retirement a "Stock Repurchase Restricted Payment"); provided that (i) any Subsidiary of the Borrower may make Dividend Restricted Payments or Stock Repurchase Restricted Payments to the Borrower or a Guarantor, (ii) Dividend Restricted Payments in the form of stock may be paid pursuant to the Rights Plan and the Benefits Plans and (iii) as long as no Default or Event of Default exists and is continuing, Dividend Restricted Payments may be made with respect to (A) the Benefits Plans of the type referred to in subsection (a) and (b) of the definition of "Benefits Plans", (B) the Benefits Plans of the type referred to in subsection (c), (d), (e) and (f) of the definition of "Benefits Plans" in an aggregate amount not to exceed $50,000,000 during the term of this Credit Agreement and (C) the Rights Plans in an aggregate amount not to exceed $2,000,000 during the term of this Credit Agreement.

    1.12 A new Section 8.11 is hereby added to the Credit Agreement to read as follows:

    8.11 Limitation on Restricted Actions.

    No Credit Party will, directly or indirectly, nor will it permit its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its capital stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) grant Liens on or security interests in its assets, except for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) the Fifty Million Credit Agreement and the other Credit Documents (as defined in the Fifty Million Credit Agreement), (iii) applicable law, (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(d), provided that any such restriction contained therein relates only to the fixed asset or assets purchased in connection therewith, (v) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (vi) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.5 pending the consummation of such sale, (vii) the Amended and Restated Revolving Credit Agreement, dated as of August 29, 1997, between Covance Biotechnology Services Inc. and Bank of America, N.A., formerly NationsBank, N.A or (viii) the Master Lease Agreement, dated as of May 27, 1999, between Chase Equipment Leasing, Inc., a New York corporation, and the Borrower.

II. CONDITIONS PRECEDENT

    2.1 This Fourth Amendment shall be effective upon the First Amendment to the Fifty Million Credit Agreement, dated as of the date hereof, becoming effective and upon receipt by the Administrative Agent of each of the following:

      (a) Counterparts of this Fourth Amendment duly executed by the Credit Parties and the Required Lenders;

      (b) An amendment fee, for the benefit of each Lender that approves, executes and delivers to the Administrative Agent this Fourth Amendment on or prior to November 13, 2000, equal to 0.15% of the Commitment of such Lender;

      (c) Copies of resolutions of the Board of Directors of each Credit Party (or its general partner, as applicable) approving and adopting this Fourth Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, certified by a secretary or assistant secretary of such Credit Party (or its general partner, as applicable) to be true and correct and in force and effect as of the date hereof;

      (d) An opinion from legal counsel to the Credit Parties (which shall cover, among other things, authority, legality, validity, binding effect and enforceability), reasonably satisfactory to the Administrative Agent, addressed to the Agents and the Lenders and dated as of the date hereof; and

      (e) All fees due and payable to the Administrative Agent pursuant to the terms of that certain fee letter, dated as of November 8, 2000, between the Borrower and the Administrative Agent.

III. MISCELLANEOUS

    3.1 The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Fourth Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

    3.2 Each of the Credit Parties represents and warrants as follows:

      (a) It has taken all necessary action to authorize the execution, delivery and performance of this Fourth Amendment.

      (b) This Fourth Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

      (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Fourth Amendment.

      (d) The representations and warranties of such Credit Party set forth in Section 6 of the Credit Agreement are true and correct in all material respects as of the date hereof except to the extent they expressly relate to an earlier date.

      (e) No Default or Event of Default exists and is continuing.

    3.3 This Fourth Amendment shall constitute a Credit Document.

    3.4 The Guarantors acknowledge and consent to all of the terms and conditions of this Fourth Amendment and agree that this Fourth Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Documents.

    3.5 In consideration of the Agents and the Required Lenders entering into this Fourth Amendment, the Credit Parties hereby release the Agents, such Lenders, and the Agents' and such Lenders' respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

    3.6 This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

    3.7 THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fourth Amendment to be duly executed and delivered by their proper and duly authorized officer as of the day and year first above written.

BORROWER:	COVANCE INC., a Delaware corporation
	By:	/s/ WILLIAM E. KLITGAARD
	Name:	William E. Klitgaard
	Title:	Vice President
GUARANTORS:	COVANCE PERIAPPROVAL SERVICES INC., a Delaware corporation
	By:	/s/ WILLIAM E. KLITGAARD
	Name:	William E. Klitgaard
	Title:	Vice President
COVANCE PHARMACEUTICAL PACKAGING SERVICES INC., a Pennsylvania corporation
	By:	/s/ WILLIAM E. KLITGAARD
	Name:	William E. Klitgaard
	Title:	Vice President
COVANCE LABORATORIES INC., a Delaware corporation
	By:	/s/ WILLIAM E. KLITGAARD
	Name:	William E. Klitgaard
	Title:	Vice President
COVANCE RESEARCH PRODUCTS INC., a Pennsylvania corporation
	By:	/s/ WILLIAM E. KLITGAARD
	Name:	William E. Klitgaard
	Title:	Vice President

COVANCE CENTRAL LABORATORY SERVICES LIMITED PARTNERSHIP, an Indiana limited partnership
By Covance Central Laboratory Services Inc., a Delaware corporation, its General Partner
By:	/s/ WILLIAM E. KLITGAARD
Name:	William E. Klitgaard
Title:	Vice President
COVANCE PRECLINICAL CORPORATION, a Washington corporation
By:	/s/ WILLIAM E. KLITGAARD
Name:	William E. Klitgaard
Title:	Vice President
COVANCE CENTRAL LABORATORY SERVICES INC., a Delaware corporation
By:	/s/ WILLIAM E. KLITGAARD
Name:	William E. Klitgaard
Title:	Vice President
CJB INC., a Delaware corporation
By:	/s/ WILLIAM E. KLITGAARD
Name:	William E. Klitgaard
Title:	Vice President
COVANCE BIOTECHNOLOGY SERVICES INC., a Delaware corporation
By:	/s/ WILLIAM E. KLITGAARD
Name:	William E. Klitgaard
Title:	Vice President

AGENTS:	BANK OF AMERICA, N.A., formerly NationsBank, N.A., in its capacity as Administrative Agent and as a Lender
	By:	/s/ MARTY V. MITCHELL
	Name:	Marty V. Mitchell
	Title:	Principal
LENDERS:	BANK OF MONTREAL
	By:	/s/ MICHAEL E. JOYCE
	Name:	Michael E. Joyce
	Title:	Managing Director
THE FUJI BANK, LIMITED
	By:	/s/ YUJI TANAKA
	Name:	Yuji Tanaka
	Title:	Vice President and Manager
MORGAN GUARANTY TRUST COMPANY OF NEW YORK
	By:	/s/ ROBERT BOTTAMEDI
	Name:	Robert Bottamedi
	Title:	Vice President
THE BANK OF NOVA SCOTIA
	By:	/s/ BRIAN S. ALLEN
	Name:	Brian S. Allen
	Title:	Managing Director

BNP PARIBAS
By:	/s/ STEPHANIE ROGERS
Name:	Stephanie Rogers
Title:	Vice President
By:	/s/ DUANE P. HELKOWSKI
Name:	Duane P. Helkowski
Title:	Director
BARCLAYS BANK PLC
By:	/s/ MATTHEW TUCK
Name:	Matthew Tuck
Title:	Associate Director and Vice President
THE CHASE MANHATTAN BANK
By:	/s/ WING LEE ONG
Name:	Wing Lee Ong
Title:	Vice President
CREDIT SUISSE FIRST BOSTON
By:	/s/ WILLIAM S. LUTKINS
Name:	William S. Lutkins
Title:	Vice President
By:	/s/ ROBERT N. FINNEY
Name:	Robert N. Finney
Title:	Managing Director
THE DAI-ICHI KANGYO BANK, LTD.
By:	/s/ ANDREAS PANTELI
Name:	Andreas Panteli
Title:	Senior Vice President

BANK OF TOKYO – MITSUBISHI TRUST COMPANY
By:	/s/ JEFFREY K. STANTON
Name:	Jeffrey K. Stanton
Title:	Vice President
MELLON BANK, N.A.
By:	/s/ DONALD G. CASSIDY, JR.
Name:	Donald G. Cassidy, Jr.
Title:	Senior Vice President
PNC BANK, NATIONAL ASSOCIATION
By:	/s/ JEFFREY A. BLAKEMORE
Name:	Jeffrey A. Blakemore
Title:	Senior Vice President
THE SANWA BANK LTD.
By:	/s/ JEAN-MICHEL EATOVIC
Name:	Jean-Michel Eatovic
Title:	Vice President

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FOURTH AMENDMENT TO CREDIT AGREEMENT
RECITALS